Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Susquehanna Bancshares, Inc. of our report dated March 5, 2007, relating to the 2006 consolidated financial statements of Community Banks, Inc., appearing in Susquehanna Bancshares, Inc.’s Form 8-K filed November 6, 2007 and amended November 30, 2007.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

January 12, 2009